Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:
Lisa L. Ewbank
Synopsys, Inc.
650-584-1901

EDITORIAL CONTACT:
Yvette Huygen
Synopsys, Inc.
650-584-4547
yvetteh@synopsys.com

Synopsys Posts Financial Results for Third Quarter Fiscal Year 2011

MOUNTAIN VIEW, Calif. – Aug. 17, 2011 – Synopsys, Inc. (Nasdaq: SNPS), a world leader in software and IP for semiconductor design, verification and manufacturing, today reported results for its third quarter of fiscal year 2011.

For the third quarter of fiscal year 2011, Synopsys reported revenue of $386.8 million, compared to $336.9 million for the third quarter of fiscal 2010, an increase of 14.8%.

“Synopsys delivered strong revenue, earnings per share, and cash flow in the third quarter, and we are confident that we will exit fiscal 2011 with a great deal of strength,” said Aart de Geus, chairman and CEO of Synopsys. “Design activity continues unabated, driven by demand for mobile devices, cloud infrastructure, and electronics content in many every-day products. Synopsys is integral to the success of these end markets.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the third quarter of fiscal 2011 was $52.1 million, or $0.35 per share, compared to $39.3 million, or $0.26 per share, for the third quarter of fiscal 2010.

Non-GAAP Results

On a non-GAAP basis, net income for the third quarter of fiscal 2011 was $68.1 million, or $0.46 per share, compared to non-GAAP net income of $58.2 million, or $0.39 per share, for the third quarter of fiscal 2010. Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

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Financial Targets

Synopsys also provided its financial targets for the fourth quarter and full fiscal year 2011. These targets do not include future acquisition-related costs that may be incurred in fiscal 2011. These targets constitute forward-looking information and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter of Fiscal Year 2011 Targets:

•	Revenue: $386 million - $392 million

•	GAAP expenses: $329 million - $341 million

•	Non-GAAP expenses: $300 million - $305 million

•	Other income and expense: $0 - $1 million

•	Tax rate applied in non-GAAP net income calculations: 24 - 25 percent

•	Fully diluted outstanding shares: 146 million - 150 million

•	GAAP earnings per share: $0.26 - $0.31

•	Non-GAAP earnings per share: $0.44 - $0.46

•	Revenue from backlog: greater than 90 percent

Full Fiscal Year 2011 Targets:

•	Revenue: $1.531 billion - $1.537 billion

•	Other income and expense: $3 million - $4 million

•	Tax rate applied in non-GAAP net income calculations: 22 - 23 percent

•	Fully diluted outstanding shares: 148 million - 152 million

•	GAAP earnings per share: $1.46 - $1.51

•	Non-GAAP earnings per share: $1.79 - $1.81

•	Cash flow from operations: greater than $400 million

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GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) other significant items, including the effect of tax benefits from settlements with the Internal Revenue Service, and (v) the income tax effect of non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

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Reconciliation of Third Quarter Fiscal Year 2011 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2011 Results

(Unaudited and in thousands, except per share amounts)

	Three Months Ended July 31,			Nine Months Ended July 31,
	2011		2010	2011	2010
GAAP net income	$52,082		$39,327	$181,422	$211,662
Adjustments:
Amortization of intangible assets	16,921		10,611	52,568	33,075
Stock compensation	13,515		14,514	41,430	45,214
Acquisition-related costs	(198	)(1)	2,670	268 (1)	9,836
Facility restructuring charge	—		1,115	—	1,115
Tax benefit from IRS settlement	—		(2,695)	(32,782)	(94,344)
Tax adjustments	(14,226)		(7,359)	(37,960)	(24,023)

Non-GAAP net income	$68,094		$58,183	$204,946	$182,535

	Three Months Ended July 31,			Nine Months Ended July 31,
	2011		2010	2011	2010
GAAP net income per share	$0.35		$0.26	$1.20	$1.40
Adjustments:
Amortization of intangible assets	0.11		0.07	0.35	0.22
Stock compensation	0.09		0.10	0.27	0.30
Acquisition-related costs	(0.00	)(1)	0.02	0.00 (1)	0.07
Facility restructuring charge	—		0.01	—	0.01
Tax benefit from IRS settlement	—		(0.02)	(0.22)	(0.62)
Tax adjustments	(0.09)		(0.05)	(0.25)	(0.17)

Non-GAAP net income per share	$0.46		$0.39	$1.35	$1.21

Shares used in calculation	148,045		151,106	151,598	151,459

(1)	Included changes to the fair value of contingent consideration related to a prior year acquisition.

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Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2011 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending October 31, 2011
	Low	High
Target GAAP expenses	$329,000	$341,000
Adjustments:
Estimated impact of amortization of intangible assets	(15,000)	(18,000)
Estimated impact of stock compensation	(14,000)	(18,000)

Target non-GAAP expenses	$300,000	$305,000

	Range for Three Months Ending October 31, 2011
	Low	High
Target GAAP earnings per share	$0.26	$0.31
Adjustments:
Estimated impact of amortization of intangible assets	0.12	0.10
Estimated impact of stock compensation	0.12	0.09
Net non-GAAP tax adjustments	(0.06)	(0.04)

Target non-GAAP earnings per share	$0.44	$0.46

Shares used in non-GAAP calculation (midpoint of target range)	148,000	148,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2011 Targets

	Range for Fiscal Year Ending October 31, 2011
	Low	High
Target GAAP earnings per share	$1.46	$1.51
Adjustments:
Estimated impact of amortization of intangible assets	0.47	0.45
Estimated impact of stock compensation	0.39	0.36
Acquisition-related costs (1)	0.00	0.00
Tax benefit from IRS settlement	(0.22)	(0.22)
Net non-GAAP tax adjustments	(0.31)	(0.29)

Target non-GAAP earnings per share	$1.79	$1.81

Shares used in non-GAAP calculation (midpoint of target range)	150,000	150,000

(1)	Included changes to the fair value of contingent consideration related to a prior year acquisition.

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Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by dialing +1-800-475-6701 (+1-320-365-3844 for international callers), access code 212367, beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the fourth quarter and fiscal year 2011 in November 2011. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call. In addition, Synopsys makes additional financial information available in a financial supplement also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the fourth quarter and fiscal year 2011 earnings call in November 2011, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter fiscal 2011 in its quarterly report on Form 10-Q to be filed by September 8, 2011.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is a world leader in electronic design automation (EDA), supplying the global electronics market with the software, intellectual property (IP) and services used in semiconductor design, verification and manufacturing. Synopsys’ comprehensive, integrated portfolio of implementation, verification, IP, manufacturing and field-programmable gate array (FPGA) solutions helps address the key challenges designers and manufacturers face today, such as power and yield management, system-to-silicon verification and time-to-results. These technology-leading solutions help give Synopsys customers a competitive edge in bringing the best products to market quickly while reducing costs and schedule risk. Synopsys is headquartered in Mountain View, California, and has approximately 70 offices located throughout North America, Europe, Japan, Asia and India. Visit Synopsys online at http://www.synopsys.com/.

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Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Non-GAAP Operating Results,” financial objectives, and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•	changes in demand for Synopsys’ products due to fluctuations in demand for its customers’ products;

•	uncertainty in the growth of the semiconductor and electronics industry;

•

Synopsys’ ability to realize the potential financial or strategic benefits of the acquisitions it completes and the difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations;

•	continued uncertainty in the global economy and its potential impact on the semiconductor and electronics industries;

•	increased competition in the market for Synopsys’ products and services including through consolidation in the industry and among our customers;

•	lower-than-anticipated new IC design starts;

•

lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•	changes in the mix of time-based licenses and upfront licenses;

•	lower-than-expected orders; and

•	failure of customers to pay license fees as scheduled.

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In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending October 31, 2011 and actual expenses, earnings per share, tax rate, cash flow from operations and other projections on a GAAP and non-GAAP basis for fiscal year 2011 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements to increase or decrease an income tax asset or liability, (iii) integration and other acquisition-related costs including amortization of intangible assets and costs formerly capitalized but now expensed due to new accounting guidance related to business combinations, as well as changes in the fair value of contingent consideration related to prior acquisitions, (iv) changes in the anticipated amount of employee stock compensation expense recognized on Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or guidance, (viii) general economic conditions, and (ix) other risks as detailed in Synopsys’ SEC filings, including those described in the “Risk Factors” section in the latest Quarterly Report on Form 10-Q for the second fiscal quarter ended April 30, 2011. Furthermore, Synopsys’ actual tax rates applied to income for the fourth quarter and fiscal year 2011 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government. Finally, Synopsys’ targets for outstanding shares in the fourth quarter and fiscal year 2011 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

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Synopsys is a registered trademark of Synopsys, Inc. Any other trademarks mentioned in this release are the property of their respective owners.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2011	2010	2011	2010
Revenue:
Time-based license	$322,147	$286,563	$936,518	$847,710
Upfront license	19,013	14,650	70,562	47,811
Maintenance and service	45,635	35,716	138,029	109,681

Total revenue	386,795	336,929	1,145,109	1,005,202
Cost of revenue:
License	52,089	43,996	153,758	130,140
Maintenance and service	19,275	14,697	59,796	46,475
Amortization of intangible assets	13,368	8,050	41,511	24,736

Total cost of revenue	84,732	66,743	255,065	201,351

Gross margin	302,063	270,186	890,044	803,851
Operating expenses:
Research and development	122,547	105,649	366,456	319,931
Sales and marketing	90,732	83,812	269,618	242,791
General and administrative	27,052	27,371	86,387	81,937
Amortization of intangible assets	3,553	2,561	11,057	8,339

Total operating expenses	243,884	219,393	733,518	652,998

Operating income	58,179	50,793	156,526	150,853
Other (expense) income, net	(2,212)	(3,046)	9,032	8,109

Income before income taxes	55,967	47,747	165,558	158,962
Provision (benefit) for income taxes	3,885	8,420	(15,864)	(52,700)

Net income	$52,082	$39,327	$181,422	$211,662

Net income per share:
Basic	$0.36	$0.27	$1.23	$1.43

Diluted	$0.35	$0.26	$1.20	$1.40

Shares used in computing per share amounts:
Basic	144,960	148,006	147,479	147,909

Diluted	148,045	151,106	151,598	151,459

(1)	Synopsys' third quarter ended on the Saturday nearest July 31. For presentation purposes, the Unaudited Consolidated Statements of Operations refer to a calendar month end.

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SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	July 31, 2011	October 31, 2010
ASSETS:
Current assets:
Cash and cash equivalents	$889,886	$775,407
Short-term investments	148,395	163,154

Total cash, cash equivalents and short-term investments	1,038,281	938,561
Accounts receivable, net	175,386	181,102
Deferred income taxes	73,604	73,465
Income taxes receivable	21,477	18,425
Prepaid and other current assets	53,548	36,202

Total current assets	1,362,296	1,247,755
Property and equipment, net	159,059	148,580
Goodwill	1,258,286	1,265,843
Intangible assets, net	203,739	249,656
Long-term deferred income taxes	278,203	268,759
Other long-term assets	107,055	105,948

Total assets	$3,368,638	$3,286,541

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$284,463	$312,850
Accrued income taxes	3,091	8,349
Deferred revenue	694,536	600,569

Total current liabilities	982,090	921,768
Long-term accrued income taxes	98,049	128,603
Other long-term liabilities	107,849	101,885
Long-term deferred revenue	59,143	34,103

Total liabilities	1,247,131	1,186,359
Stockholders' equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 143,666 and 148,479 shares outstanding, respectively	1,437	1,485
Capital in excess of par value	1,542,225	1,541,383
Retained earnings	931,281	770,674
Treasury stock, at cost: 13,599 and 8,786 shares, respectively	(351,896)	(197,586)
Accumulated other comprehensive loss	(1,540)	(15,774)

Total stockholders' equity	2,121,507	2,100,182

Total liabilities and stockholders' equity	$3,368,638	$3,286,541

(1)	Synopsys' third quarter ended on the Saturday nearest July 31. For presentation purposes, the Unaudited Consolidated Balance Sheets refer to a calendar month end.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Nine Months Ended July 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$181,422	$211,662
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	96,959	71,772
Stock compensation	41,430	45,214
Allowance for doubtful accounts	910	(851)
Write-down of long-term investments	999	468
Gain on sale of investments	(829)	(3,114)
Deferred income taxes	(4,891)	(31,297)
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	6,780	(19,181)
Prepaid and other current assets	(7,560)	(7,497)
Other long-term assets	(7,681)	(2,470)
Accounts payable and other liabilities	(17,285)	(21,270)
Income taxes	(38,998)	(31,445)
Deferred revenue	116,034	32,153

Net cash provided by operating activities	367,290	244,144

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	104,013	352,124
Purchases of short-term investments	(92,611)	(209,564)
Purchases of property and equipment	(42,836)	(27,593)
Cash paid for acquisitions, net of cash acquired	(5,382)	(137,681)
Capitalization of software development costs	(2,269)	(2,116)

Net cash used in investing activities	(39,085)	(24,830)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(4,592)	(3,609)
Issuances of common stock	119,826	87,241
Purchases of treasury stock	(334,985)	(125,257)

Net cash used in financing activities	(219,751)	(41,625)
Effect of exchange rate changes on cash and cash equivalents	6,025	4,139

Net change in cash and cash equivalents	114,479	181,828
Cash and cash equivalents, beginning of period	775,407	701,613

Cash and cash equivalents, end of period	$889,886	$883,441

(1)	Synopsys' third quarter ended on the Saturday nearest July 31. For presentation purposes, the Unaudited Consolidated Statements of Cash Flows refer to a calendar month end.

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